UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2012

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

First Citizens Banc Corp held its annual meeting of shareholders on April 17, 2012, for the purpose of considering and voting on the following proposals. Summaries of the voting results are included following the description of each matter.

1.)	To elect eight (8) directors to serve one-year terms expiring in 2013.

			Broker
Director Candidate	For	Abstain	Non-Vote
Thomas A. Depler	4,371,673.27	68,915.43	1,405,151.00
Allen R. Maurice	4,372,656.56	55,932.14	1,417,151.00
James O. Miller	4,357,659.95	70,928.75	1,417,151.00
W. Patrick Murray	4,266,213.06	162,375.63	1,417,151.00
Allen R. Nickles	4,365,442.87	63,145.83	1,417,151.00
John P. Pheiffer	4,378,619.22	49,969.48	1,417,151.00
David A. Voight	4,252,797.77	175,790.93	1,417,151.00
Daniel J. White	4,355,324.72	73,263.98	1,417,151.00

The above vote totals reflect shares voted cumulatively by shareholders in accordance with Ohio law.

Each of the nominees was elected.

2.)	To approve, in a nonbinding advisory note, the Corporation’s executive compensation disclosed in the proxy statement for the annual meeting.

			Broker
For	Against	Abstain	Non-Vote
4,169,445.56	158,160.65	102,482.48	1,415,651.00

The proposal passed.

3.)	To ratify the appointment of S.R. Snodgrass, A.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2012.

			Broker
For	Against	Abstain	Non-Vote
5,730,349.84	23,098.56	81,791.30	10,500.00

The proposal passed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp (Registrant)

Date: April 20, 2012
James O. Miller,
President & CEO